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                                                                    EXHIBIT 3.46

                            ARTICLES OF INCORPORATION

                                       OF

                            PITTSBURG ALUMINUM, INC.

         The undersigned Incorporator hereby establishes a corporation for profit under the laws of the State of Kansas.

                                    ARTICLE I

                             Name of the Corporation

         The name of the corporation is Pittsburg Aluminum, Inc.

                                   ARTICLE II

                      Registered Office and Resident Agent

         The registered office of the corporation is in Crawford County Kansas, at 2705 Old Rouse, Pittsburg, Kansas. The resident agent at that address is John L. McCullough.

                                   ARTICLE III

                               Nature of Business

         The nature of business or purposes to be conducted or promoted is:

         (a) To develop, manufacture, assemble, fabricate, Import, lease, purchase, or otherwise acquire, Invest in, hold, use, license the use of, Install, handle, maintain, recycle, service, sell, pledge, mortgage, exchange, export, distribute, lease, assign, and otherwise dispose of, and generally to trade and deal in and with, as principal or agent, at wholesale, retail, on commission, or otherwise, metal products of every kind and description, including but not limited to aluminum items, including all machines, appliances and devices of every kind, nature, description, and related devices and equipment, and similar goods, wares, merchandise, commodities, articles of commerce, and property of every kind and description, and any and all products, machinery, equipment, and supplies used or useful in connection therewith.

         (b) To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and

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otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description.

         (c) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real, personal and mixed, and wheresoever situated, either in Kansas, other states of the United States, or foreign countries.

         (d) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part,
(ii) by acquisition of the shares of any part thereof, or (iii) in any other manner and to pay for the same in cash or in shares or bonds or other evidences of Indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

         (e) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses In respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, Improvements and processes, copyrights, trademarks and trade names, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance operation, development or extension of its properties.

         (f) To enter Into, make, perform and carry out contracts of every

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kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state territory government or other municipal or governmental subdivision.

         (g) To become a partner (either general or limited or both) and to enter into agreements of partnership, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or Indirectly, to promote the Interests of this corporation or to enhance the value of its property or business.

         (h) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.

         (i) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of Indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the state of Kansas or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owners of any said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, Including the right to vote thereon, with power

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to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

         (j) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, Improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

         (k) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as Including the business purposes of a commercial bank, savings bank or trust company.

         (l) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to Issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidence of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the state of Kansas as the same are now in force or may be hereafter amended.

         (m) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

         (n) To carry on any business whatsoever, either as principal or as agent or both as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or Indirectly to promote the interests of this corporation or to enhance the value of its property or business to

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conduct its business in this state, and other states; in the District of
Columbia, in the territories and colonies of the United States, and in foreign countries.

         (o) To have and to exercise all the powers conferred by the laws of Kansas upon corporations formed under the laws pursuant to and under which this corporation formed under the laws pursuant to and under which this corporation is formed as such laws are now in effect or may at any time hereafter be amended.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as Independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. Nothing contained in the foregoing statement of purposes and powers, however, shall be construed to authorize the corporation to engage in any activity which, under the laws of the state of Kansas in effect at the time, is not a permissible business for a corporation organized for profit.

                                   ARTICLE IV

                                  Capital Stock

         This corporation is authorized to Issue 50,000 shares of common stock with a par value of $10.00 per share.

                                    ARTICLE V

                                  Incorporator

         The name and address of the incorporator is as follows:

                                  John L. McCullough
                                  1513 Woodlawn Terrace
                                  Pittsburg, Kansas 66762

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                                   ARTICLE VI

                                Initial Directors

         The power of the incorporator is to terminate upon filing of these Articles of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

         John L. McCullough         1513 Woodlawn Terrace
                                    Pittsburg, Kansas 66762

         Donna J. McCullough        1513 Woodlawn Terrace
                                    Pittsburg, Kansas 66762

         William H. Markle          332 S. Michigan Ave.
                                    Chicago, Illinois 60604

         Eleanor Marsh              332 S. Michigan Ave.
                                    Chicago, Illinois 60604

                                   ARTICLE VII

                Compromise Between Corporation and its Creditors

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the state of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6898, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence or such compromise or arrangement, and said reorganization, of sanctioned by the court to which the said application has been made, shall be binding on all the creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE VIII

                                     Bylaws

         The power to adopt, repeal and amend the bylaws of this corporation

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shall reside in the Board of Directors of this corporation.

                                   ARTICLE IX

                                    Duration

         The duration of the corporation is perpetual.

                                    ARTICLE X

                             Stockholder's Liability

         The stockholders of the corporation shall not be personally liable for the payment of the corporation's debts except as they may be liable by reason of their own conduct or acts.

                                   ARTICLE XI

                               Preemptives Rights

         The holders of common shares shall have preemptive rights to purchase any shares of the Corporation hereafter issued or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name this 12th day of December, 1983.

                                                /s/ John L. McCullough
                                                --------------------------------
                                                John L. McCullough

STATE OF KANSAS       )
                      ) ss:
COUNTY OF CRAWFORD    )

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, the above named John L. McCullough, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 12th day of December, 1983.

                                        /s/ [ILLEGIBLE]
      [SEAL]                            ----------------------------------------
                                                      Notary Public

                                        My Commission Expires: December 12, 1985